UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Today, Luminar Technologies, Inc. (the “Company”) filed three forms, two forms related to its M&A and strategic investment strategy and one form to register a previously announced investment by ECARX. Management thought it may be helpful to provide additional detail and clarification on these forms following CFO commentary at Luminar Day. At this time, no capital has been raised from the market and no additional shares were issued as part of these filings. The purpose of the filings is to provide the opportunity for Luminar to move quickly and use stock rather than cash for small to medium M&A and strategic investments/transactions that the company may engage in, consistent with the Company’s strategy. If the Company does not identify and execute any M&A or strategic investments/transaction opportunities, then the shares will not be utilized. The Company may only use these shares for the stated purpose and not for general corporate purposes.
More detail on each of the three total filings is as follows:

1.A Form S-3 registration statement was filed this morning covering a previously announced and previously issued $15 million of shares to ECARX, a leader in automotive technology in China, as part of a strategic partnership with Luminar.
2.A Form S-4 registration statement, known as an “acquisition shelf,” covering up to $75 million in stock was filed to give Luminar the opportunity to use up to $75 million in stock in the future to act quickly with small to medium M&A transactions if and when they present themselves. The company does not currently have any transactions planned that will use any of this $75 million. The Company may only use shares from this S-4 for this purpose if or when it arises and not for general corporate purposes.
3.A prospectus supplement was filed off of the Company’s existing Form S-3 shelf registration statement that was filed and declared effective one year ago in February 2022 (Registration No. 333-262250). Under this prospectus supplement, the Company may issue from time to time up to $75 million in shares of stock through a sales agent, to use for small to medium M&A opportunities / strategic partnership investments and transactions. The company may only use shares from this prospectus supplement for this purpose if or when it arises and not for general corporate purposes.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be acted upon prior to the time the registration statements become effective.
The information furnished in Item 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: March 1, 2023	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer